Exhibit 99.1

CurrencyWorks Announces $3.75 Million Registered Direct Offering

Los Angeles, CA, July 11, 2021 – CurrencyWorks Inc. (“CurrencyWorks” or the “Company”), (CSE: CWRK and OTCQB: CWRK), a blockchain pioneer, NFT, and digital payment provider, today announced that it has entered into securities purchase agreements with institutional investors for the purchase of 4,687,500 shares of common stock and warrants to purchase 4,687,500 shares of common stock in a registered direct offering. The purchase price for one share of common stock and one warrant to purchase one share of common stock is $0.80. The warrants have an exercise price of $1.00 per share, will be immediately exercisable and expire five years from the issue date. The offering is expected to close on or about July 14, 2021, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering are expected to be $3.75 million, before deducting placement agent fees and offering expenses. The Company intends to use the net proceeds from the offering for general corporate or working capital purposes.

The securities described above are being offered pursuant to a “shelf” registration statement (File No. 333-255477) filed with the Securities and Exchange Commission (SEC) on April 23, 2021 and declared effective on May 4, 2021. Such securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement and the accompanying prospectus relating to the offering of the securities will be filed with the SEC. Electronic copies of the prospectus supplement and the accompanying prospectus relating to the offering of the securities may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by telephone at (646) 975-6996 or by email at placements@hcwco.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor there any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About CurrencyWorks

CurrencyWorks Inc. (CSE: CWRK and OTCQB: CWRK) is a publicly traded company that builds and operates blockchain platforms for digital currencies, assets, and tokens.

Company Contact

Bruce Elliott, President

Phone: 424-570-9446

Bruce.elliott@currencyworks.io

Forward-Looking Statements

This news release contains “forward-looking statements.” Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things: statements regarding the intended use of proceeds and the expected closing date of the offering. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

The reader is cautioned that assumptions used in the preparation of any forward-looking statements may prove to be incorrect. Events or circumstances may cause actual results to differ materially from those predicted, as a result of numerous known and unknown risks, uncertainties, and other factors, many of which are beyond the control of the Company. The reader is cautioned not to place undue reliance on any forward-looking statement. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement. Risks and uncertainties about the Company’s business are more fully discussed in the Company’s disclosure materials, including its prospectus supplement and accompanying prospectus related to this offering/Periodic Reports on Form 8-K and Annual Report on Form 10-K filed with the SEC and the Canadian securities regulators and which can be obtained from either at www.sec.gov or www.sedar.com. The forward-looking statements contained in this news release are made as of the date of this news release and the Company assumes no obligation to update any forward-looking statement or to update the reasons why actual results could differ from such statements except to the extent required by law.